                                                               Exhibit 9(ii)(a)

                                                           DATED: APRIL 1, 1997
                                                     AMENDED: DECEMBER 17, 1997


                                   SCHEDULE A
                                     TO THE
                     MANAGEMENT AND ADMINISTRATION AGREEMENT
                        BETWEEN FOUNTAIN SQUARE FUNDS AND
                     BISYS FUND SERVICES LIMITED PARTNERSHIP

               NAME OF FUND                                                    COMPENSATION*
               ------------                                                    -------------
Fountain Square Government Cash Reserves Fund               Annual Rate of:
                                                            Twenty one-hundredths of one percent (0.20%) of all
Fountain Square Commercial Paper Fund                       Funds' average daily net assets up to $1 billion

Fountain Square U.S. Treasury Obligations Fund              Eighteen one-hundredths of one percent (0.18%) of
                                                            all Funds' average daily net assets in excess of $1
Fountain Square U.S. Government Securities Fund             billion up to $2 billion

Fountain Square Quality Bond Fund                           Seventeen one-hundredths of one percent (0.17%) of
                                                            all Funds' average daily net assets in excess of $2
Fountain Square Ohio Tax Free Bond Fund                     billion

Fountain Square Quality Growth Fund

Fountain Square Mid-Cap Fund

Fountain Square Balanced Fund

Fountain Square International Equity Fund

Fountain Square Equity Income Fund

Fountain Square Bond Fund for Income

Fountain Square Municipal Bond Fund

Fountain Square Pinnacle Fund

FOUNTAIN SQUARE FUNDS                         BISYS FUND SERVICES
                                              LIMITED PARTNERSHIP

                                              By: BISYS Fund Services, Inc.
                                                  General Partner

By: /s/ Stephen G. Mintos                     By: /s/ George O. Martinez
    -----------------------------                 -----------------------------
    Stephen G. Mintos                             George O. Martinez
    President                                     Senior Vice President

---------------------------------
*        All fees are computed daily and paid periodically.
XX The rate of compensation includes up to four classes of shares per portfolio. An additional minimum fee of $10,000 per portfolio for each additional class will be assessed.

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